Register.com, Inc. Announces Delay in Filing of Company's Form 10-K for 2004

NEW YORK, NY -- March 17, 2005 -- Register.com, Inc. (Nasdaq: RCOM) announced today that the filing of its Annual Report on Form 10-K for the year ended December 31, 2004 and its related earnings release will be delayed.

During management's evaluation required under Section 404 of the Sarbanes-Oxley Act of 2002, it identified a number of internal control deficiencies, which the Company believes constitute "material weaknesses," as defined by the Public Company Accounting Oversight Board. Some of these internal control deficiencies have complicated management's efforts to complete its evaluation and testing to verify the accuracy of the Company's previously reported amortization of deferred revenue and related amortization of prepaid registry fees. As a result, management has not yet completed the required calculations to enable it to determine the overall impact, if any, that the identified revenue recognition and related prepaid expense recognition deficiencies may have on the Company's financial statements for the year ended December 31, 2004 and prior periods. Therefore, additional time is needed for completion of the evaluation and testing required under Section 404 of the Sarbanes-Oxley Act and for the completion of the audit of Company's 2004 financial statements. As a result, the Company is delaying the filing of its Annual Report on Form 10-K.

The assessment of the financial statement impact of the material control weaknesses referred to below and other matters encompasses the current and prior years. The Company may be required to restate its previously issued financial statements, however, no determination regarding a restatement will be made until the Company completes this assessment. Although the Company has not yet completed the required calculations to enable it to determine the overall impact of the revenue recognition and related prepaid expense recognition issues on its previously reported financial statements, based upon management's evaluation to date, any potential adjustments arising from the material weaknesses related to revenue recognition and related prepaid expense recognition will only impact the timing of recognizing deferred revenues and the related prepaid expenses. Further, these potential adjustments will not affect the Company's cash balance or its net cash provided by operating activities.

Material control weaknesses identified include (i) errors in revenue recognition related to the timing of amortization of deferred revenue over appropriate periods and the related amortization of prepaid registry fees, (ii) pricing and other billing discrepancies related to invoices to Corporate Services customers, (iii) inadequate controls over restricted access to the Company's systems, and (iv) the processing of certain transactions through a manual order processing system which does not ensure the accuracy of billings or that billings are rendered for all billable transactions. Additional details regarding these material control weaknesses and the Company's preliminary plans to address them will be included in the Company's Current Report on Form 8-K being filed with the Securities and Exchange Commission. Since management has not completed its testing and evaluation of the Company's internal control over financial reporting, the Company may identify additional control deficiencies as being material weaknesses.

The Company is filing a Form 12b-25 with the Securities and Exchange Commission to extend its Form 10-K filing deadline until March 31, 2005. The Company expects that it will file its Form 10-K on or before this date. The Company will issue its earnings release and hold its investor conference call after filing its Form 10-K.

About Register.com

Register.com, Inc. (www.register.com) is a leading provider of global domain name registration and Internet services for businesses and consumers that wish to have a unique address and branded identity on the Internet. With approximately 2.9 million domain names under management, Register.com has built a brand based on quality domain name management services for small and medium sized businesses, large corporations, as well as ISPs, telcos and other online businesses. The company was founded in 1994 and is based in New York.

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Statements in this announcement other than historical data and information constitute forward-looking statements, and involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. These potential risks and uncertainties include, among others, uncertainty of future revenue and profitability from existing businesses, increasing competition across all segments of the domain name registration business, risks associated with high levels of credit card chargebacks and refunds, uncertainty regarding the introduction and success of new top level domains, including the launch of the .pro top level domain, customer acceptance of new products and services offered in addition to, or as enhancements of our registration services, uncertainty of regulations related to the domain registration business and the Internet generally, the rate of growth of the Internet and domain name industry, risks associated withy any extraordinary transactions we may pursue and other factors detailed in our filings with the Securities and Exchange Commission, including the Company's quarterly report on Form 10-Q for the period ended September 30, 2004 and Forms 8-K filed on February 7, 2005 and February 15, 2005.

Contacts:

Investor Relations

Stephanie Marks
(212) 798-9169
ir@register.com

Scott Eckstein
(212) 798-9185
ir@register.com